UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 10, 2017

Commission File Number:  021-214723

AzurRx BioPharma, Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
00-000000
(IRS Employer Identification No.)

760 Parkside Ave., Suite 304, Brooklyn, New York 11226
(Address of principal executive offices)

6466997855
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 10, 2017, the Board of Directors (the "Board") of AzurRx BioPharma, Inc. (the "Company") appointed Vern L. Schramm, Ph.D., to serve until the next annual meeting of stockholders or until his successor is elected and qualified.

Dr. Schramm is currently a Professor and Chairman of the Department of Biochemistry at the Albert Einstein College of Medicine, where he has taught for over thirty years. Prior to that, Dr. Schramm was a professor at Temple University School of Medicine. Dr. Schramm currently sits on the Metabalon Biochemistry Advisory Board and Sirtris Scientific Advisory Board, acts as a consultant for BioCryst Pharmaceuticals, and is the Scientific Co-founder of Pico Pharmaceuticals. Dr. Schramm has been elected to the National Academy of Sciences, has sat on several committees and advisory boards, presented at numerous events around the world, and has authored numerous original research publications. Dr. Schramm holds a B.S. in Bacteriology from South Dakota State College, a Master's Degree in Nutrition with a biochemistry emphasis from Harvard University, and a Ph.D. in Mechanism of Enzyme Action from Australian National University.

Except as disclosed in this Current Report on Form 8-K, there are no related party transactions between the Company and Dr. Schramm that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with the appointment of Dr. Schramm to the Company's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date:   October 13, 2017
By:	/s/ Johan (Thijs) Spoor

Name: Johan (Thijs) Spoor
Title: Chief Executive Officer